    As filed with the Securities and Exchange Commission on March 18, 1998.

                                                 Registration No. 333-_____
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                                       77-0204341
-----------------------------------           ------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

  2801 Mission College Boulevard
     Santa Clara, California                              95052
-----------------------------------           -------------------------------
     (Address of Principal                              (Zip Code)
      Executive Offices)


                       1989 STOCK PLAN OF S3 INCORPORATED
                --------------------------------------------------
                            (Full title of the plan)


                                                           Copy to:
         TERRY N. HOLDT                              JORGE A. DEL CALVO
President and Chief Executive Officer                 KAREN A. DEMPSEY
           S3 Incorporated                       Pillsbury Madison & Sutro LLP
  2801 Mission College Boulevard                          P.O. Box 7880
   Santa Clara, California 95052                     San Francisco, CA 94120
         (408) 980-5400                                   (415) 983-1000
------------------------------------            ------------------------------
   (Name, address and telephone
    number, including area code,
       of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                Registered(1)               per Share(2)            Offering Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------------------------

Common Stock                      1,642,852                     $7.58                $12,452,818.16                $3,673.58
----------------------------------------------------------------------------------------------------------------------------------

Rights to purchase
 Preferred Stock(3)               1,642,852                      N/A                       N/A                        N/A
----------------------------------------------------------------------------------------------------------------------------------

Total Registration
 Fee                                 N/A                         N/A                       N/A                     $3,673.58
----------------------------------------------------------------------------------------------------------------------------------

(1)        Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on March 16, 1998.

(3) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                                -----------------


           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

----------------------------------------------------------------------------------------------------------------------------------

                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 24, 1997, File No. 333-23819, is hereby incorporated by reference.


Incorporation of Documents by Reference

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, filed on February 25, 1998 (File No. 0-21126), which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1996 together with the report thereon of Deloitte & Touche LLP, independent auditors.

         (2) The Registrant's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1997 and June 30, 1997, filed on February 25, 1998 (File No. 0-21126); the Registrant's Quarterly Report on Form 10-Q (File No. 0-21126) for the quarter ended September 30, 1997 and the Registrant's Current Reports on Form 8-K filed on May 20, 1997, November 4, 1997, November 7, 1997, December 22, 1997, January 2, 1998 and January 28, 1998 (File No. 0-21126).

         (3) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed on January 21, 1993.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


                                    Exhibits
                                    --------

Exhibit
-------
Number                                   Exhibit
------                                   -------

 5.1         Opinion regarding legality of securities to be offered.

23.1         Independent Auditors' Consent.

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 16, 1998.

                                     S3 INCORPORATED



                                     By        /s/  TERRY N. HOLDT
                                        --------------------------------------
                                                    Terry N. Holdt
                                                    President and
                                                Chief Executive Officer
                                             (Principal Executive Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry N. Holdt and Walter D. Amaral, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     Name                                             Title                                  Date
                     ----                                             -----                                  ----



              /s/  TERRY N. HOLDT                      President and Chief Executive Officer           March 16, 1998
-----------------------------------------------        (Principal Executive Officer) and
                   Terry N. Holdt                      Chairman of the Board




             /s/  WALTER D. AMARAL                     Senior Vice President and Chief                 March 16, 1998
-----------------------------------------------        Financial Officer (Principal Financial
                  Walter D. Amaral                     and Accounting Officer)




             /s/  GARY J. JOHNSON                      Director and Vice Chairman of the               March 16, 1998
-----------------------------------------------        Board
                  Gary J. Johnson



                                       -3-





           /s/  DIOSDADO P. BANATAO                                 Director                      March 16, 1998
-----------------------------------------------
                Diosdado P. Banatao



              /s/  RONALD T. YARA                                   Director                      March 16, 1998
-----------------------------------------------
                   Ronald T. Yara



             /s/  JOHN C. COLLIGAN                                  Director                      March 16, 1998
-----------------------------------------------
                  John C. Colligan



              /s/  ROBERT P. LEE                                    Director                      March 16, 1998
-----------------------------------------------
                   Robert P. Lee



            /s/  CARMELO J. SANTORO                                 Director                      March 16, 1998
-----------------------------------------------
                Carmelo J. Santoro


                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------
Number                         Exhibit
------                         -------

 5.1         Opinion regarding legality of securities to be offered.

23.1         Independent Auditors' Consent.

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).


                                       -5-